UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 3, 2010
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01.	Other Events.

Effective March 3, 2010, the Registrant, pursuant to a resolution of its Compensation Committee, extended the expiry periods of all of its outstanding options held by employees and directors of the Registrant, in the aggregate totaling 5,281,700 options. The expiry period of each such option will be extended to a period of ten years from the original grant date. The amendment of the expiry period was made pursuant to the terms of the Registrant’s Amended 2005 Nonqualified Stock Option Plan, which permits amendments for the benefit of the holder of such option without the consent of the holder or the approval of shareholders of the Registrant, if the Registrant’s Compensation Committee determines that such amendment is in the best interests of the Registrant and its shareholders. All other terms of such options, including the exercise price, remain unchanged from those of the original grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: March 3, 2010	By:	/s/ “Sandra MacKay”

Sandra MacKay
Corporate Secretary